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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                        MORGAN STANLEY ABS CAPITAL I INC.

         The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

         FIRST: The name of the corporation is Morgan Stanley ABS Capital I Inc. (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of business or purposes to be conducted or promoted by the Corporation is to engage solely in the following activities:

                  a. To acquire, own, hold, sell, transfer, pledge or otherwise dispose of:

                           (1) interests in (A) loan agreements, promissory notes or evidences of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust, pledge agreements or other security devices creating first, second and/or more subordinate liens on one- to four-family residential properties, detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units (the "Single Family Properties") or mixed use properties which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses (together with the Single Family Properties, the "Properties"), (B) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured by first, second and/or subordinate liens on Single Family Properties, (C) home improvement sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by first, second and/or more subordinate liens on Single Family Properties or by purchase money security interests in the home improvements financed thereby, and (D) manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts" and together with the Home Equity Loans, Home Improvement Contracts and the Mortgage Loans, the "Loans") secured by first, second, and or more subordinate liens or by mortgages on real estate on which the manufactured homes are located; such Loans may include cooperative apartment loans secured by shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperative buildings;



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CERTIFICATE OF INCORPORATION



                           (2) mortgage-backed securities insured and/or guaranteed as to timely payment of interest and/or principal by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, and privately issued mortgage-backed securities; and

                           (3) mortgage pass-through certificates and other collateralized mortgage obligations issued by a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation engaged in the business of establishing trusts and acquiring and selling residential loans to such trusts and selling beneficial interests in such trusts.

                  b. To act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement or other agreement to issue one or more series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing interests in Loans and/or to issue pursuant to an indenture or other agreement one or more series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Debt Obligations") collateralized by Loans and/or other property and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of Certificates and/or Debt Obligations ("Securities"), including arrangements for support for any series of Securities by various forms of credit enhancement.

                  c. To hold, pledge, transfer or otherwise deal with Securities, including Securities representing a senior interest in Loans ("Senior Interests"), representing a subordinated interest in Loans ("Subordinated Interests") or a residual interest in Loans ("Residual Interests").

                  d. To loan or invest or otherwise apply proceeds from Loans, funds received in respect of Securities, Senior Interests, Subordinated Interests or Residual Interests and any other income, as determined by the Corporation's Board of Directors.

                  e. To engage in any lawful act or activity to exercise any powers permitted to corporations organized under the GCL that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

         FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, and the par value of such shares shall be $1.00 per share amounting in the aggregate to $1,000.

         FIFTH: The name and mailing address of the sole incorporator is as follows:



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CERTIFICATE OF INCORPORATION



                  Name                  Mailing Address
                  ----                  ---------------

                  Susan M. Krause       c/o Morgan Stanley & Co. Incorporated
                                        1585 Broadway - 38th Floor
                                        New York, NY  10036

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                           1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                           2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have concurrent power with the stockholders, subject to Article TWELFTH to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

                           3. The number of directors of the Corporation shall initially be three and thereafter shall be as from time to time fixed by, or in the manner provided in, the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.

                           4. At least two directors of the Corporation will not be directors, officers or employees of any direct or indirect parent of the Corporation or of any affiliate of such parent or any successor thereto.

                           5. In addition to the powers and authority hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the GCL, this Certificate of Incorporation and the bylaws of the Corporation; provided, however, that no bylaw hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such bylaw had not been adopted. The Corporation's Board of Directors will hold appropriate meetings (or act by unanimous written consent) to duly authorize all of the Corporation's actions.

                           6. The Corporation shall maintain itself and act as an entity separate from any other entity and the Corporation shall, among other actions or inactions: (a) not commingle its assets with those of any other entity, (b) maintain separate corporate records and books of account from those of any other entity and cause its financial


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CERTIFICATE OF INCORPORATION



         statements to reflect the separate existence of the Corporation and its assets and liabilities, (c) pay its own liabilities and expenses from its own funds, including fairly allocating shared office and employee expenses, (d) act only in its own corporate name and through its own authorized officers and agents, (e) observe all corporate formalities,
         (f) maintain an arm's length relationship with affiliated entities, (g) not guarantee or become obligated for the debts of any other entity or hold out its credit as available to others, and (h) maintain adequate capital in light of its contemplated business operations.

         EIGHTH: The Corporation shall not issue, assume or guarantee any debt securities unless such debt securities are acceptable to the rating agencies that have rated any outstanding Securities and such issuance, assumption or guarantee will not result in the downgrade or withdrawal of the rating then assigned to any outstanding Securities then rated by such rating agency.

         NINTH: A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

         TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.



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CERTIFICATE OF INCORPORATION



         ELEVENTH: (a) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  (b) If the General Corporation Law of the State of Delaware shall be amended after this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the liability of directors, then a director of the corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the GCL, as so amended.

         TWELFTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation, for so long as any rated Securities remain outstanding, shall not:

                  (i) engage in any business or activity other than those set forth in Article THIRD;

                  (ii) dissolve or liquidate, in whole or in part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                           (A) the entity (if other than the Corporation) formed
                  or surviving the consolidation or merger or which acquires the properties and assets of the Corporation, is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation, and has a Certificate of Incorporation containing provisions identical to the provisions of Articles THIRD, SEVENTH, EIGHTH, TWELFTH and SIXTEENTH of this Certificate of Incorporation;

                           (B) immediately after giving effect to the
                  transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness; and

                           (C) the Corporation receives written confirmation
                  from each rating agency then rating any outstanding Securities that such merger or consolidation will not result in the downgrade or withdrawal of the rating then assigned to any Securities then rated by such rating agency; and


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CERTIFICATE OF INCORPORATION



                  (iii) without the affirmative vote of 100% of the members of the Board of Directors of the Corporation, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or dissolve, liquidate, consolidate, merge or sell all or substantially all of the assets of the Corporation.

         THIRTEENTH: The Board of Directors, by the affirmative vote of a majority of 100% of the members of the Board, and irrespective of any personal interest of its members, shall have authority to provide reasonable compensation to all directors for services, ordinary or extraordinary, to the Corporation as directors, officers or otherwise.

         FOURTEENTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books and records of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware.

         FIFTEENTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer (or its equivalent) of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the GCL as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the Board of Directors.

         SIXTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided that no such amendment of Articles THIRD, SEVENTH, EIGHTH, TWELFTH or SIXTEENTH shall be effective without the Corporation having received confirmation from each rating agency rating any outstanding Securities that such amendment shall not result in the termination or lowering of the rating of such Securities.

         IN WITNESS WHEREOF, I the undersigned, being the sole incorporator hereinbefore named, do hereby execute this Certificate of Incorporation this __th day of January, 1997.


                                     /s/ Susan Krause
                                     -----------------
                                     Susan M. Krause
                                     Sole Incorporator


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